SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            Schedule 14A Information
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 4)


Filed by the registrant |X|
Filed by a party other than the registrant |_|
Check the appropriate box:                       |_| Confidential-For Use of the
       |X|   Preliminary proxy statement             Commission Only (as
       |_|   Definitive proxy statement              permitted by
       |_|   Definitive additional materials         Rule 14a-6(e)(2))
       |_|   Soliciting material pursuant to
             Rule 14a-11(c) or Rule 14a-12

                           Hudson Technologies, Inc.
                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      |X| No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

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          (2) Aggregate number of securities to which transaction applies:

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          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).
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          (4) Proposed maximum aggregate value of transaction:

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          (5) Total Fee Paid:

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      |_| Fee paid previously with preliminary materials.
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      |_| Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

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      (2) Form, Schedule or Registration Statement No.:

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      (3) Filing party:

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      (4) Date filed:

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

                            HUDSON TECHNOLOGIES, INC.
                            275 North Middletown Road
                           Pearl River, New York 10965

                                                               November __, 2002

Dear Fellow Shareholders:


      You are cordially invited to attend the Annual Meeting of Shareholders which will be held on Friday, December 20, 2002, at 10:00 A.M. at the Pearl River Hilton, 500 Veterans Memorial Highway, Pearl River, New York 10965.


      The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

      Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, at 17 Battery Place, New York, New York 10004, in writing, of the correct address.

      Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.



                                             Cordially,


                                             Kevin J. Zugibe, P.E.
                                             Chairman of the Board
                                             and Chief Executive Officer

PRELIMINARY COPIES


                            HUDSON TECHNOLOGIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON DECEMBER 20, 2002


To the Shareholders of HUDSON TECHNOLOGIES, INC.:


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the "Company") will be held on Friday, December 20, 2002 at 10:00 A.M., at the Pearl River Hilton, 500 Veterans Memorial Highway, Pearl River, New York 10965, for the following purposes:


1. To elect a class of four directors who shall serve until the Annual Meeting of Shareholders to be held in 2004 or until their successors have been elected and qualified;

2. To consider and vote upon a proposal to authorize the Company to engage in a convertible debt financing transaction with lenders which is expected to include certain officers of the Company;

3. To consider and vote upon a proposal to authorize the Company to issue convertible notes, which will be identical in terms to the convertible notes to be issued by the Company in the proposed convertible debt financing transaction referred to in item 2 above, in exchange for non-convertible bridge notes acquired in the Company's bridge financing transaction by lenders which include certain officers of the Company;

4. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to remove a provision from the designation of the Series A Preferred Stock relating to a proxy granted by the holders of Series A Preferred Stock in favor of certain officers of the Company;

5. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to remove a provision from the designation of the Series A Preferred Stock that sets a floor below which the conversion price of the Series A Preferred Stock cannot be adjusted upon an event that would cause the conversion price to fall below the floor;

6. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 shares to 50,000,000 shares; and

7. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on November 18, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


                                       By Order of the Board of Directors

                                       Stephen P. Mandracchia
                                       Secretary

November __, 2002

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IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                                 PROXY STATEMENT

                            HUDSON TECHNOLOGIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 20, 2002

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hudson Technologies, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, December 20, 2002, and including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to shareholders on or about November 21, 2002.


     Proxies in the accompanying form, duly executed, returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                            275 North Middletown Road
                           Pearl River, New York 10965
                          Telephone No.: (845) 735-6000

                       OUTSTANDING STOCK AND VOTING RIGHTS


     Only shareholders of record at the close of business on November 18, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date there were issued and outstanding 5,165,020 shares of the Company's common stock, par value $.01 per share ("Common Stock"), and 116,629 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share ("Preferred A Stock"), the only classes of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting. The holders of the shares of Preferred A Stock vote together with holders of Common Stock as one class except that only holders of the Preferred A Stock are entitled to vote on the election of two directors to the Board appointed by them pursuant to the terms of the Company's Certificate of Designation relating to the Preferred A Stock (the "Series A Directors"). Mr. Robert L. Burr, whose term as director does not expire until 2003, is a Series A Director who has previously been elected by the holders of the Preferred A Stock. The holders of the Preferred A Stock have not yet nominated a second Series A Director for election to the Board. Each share of Preferred A Stock entitles the holder to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Preferred A Stock is then convertible (which, as of the Record Date, is approximately 42.10 shares of Common Stock for each share of Preferred A Stock, or an aggregate of 4,910,695 votes); provided, however, that each holder of Preferred A Stock has irrevocably constituted Kevin J. Zugibe and Stephen P. Mandracchia, and each of them, as such holder's proxy, with full power of substitution in each of them, in the name, place and stead of such holder, to vote at all meetings of the shareholders of the Company (other than with respect to matters requiring a separate class vote of holders of the Preferred A Stock) that number of voting shares of the Company of all classes held by such holder and its affiliates, in the aggregate, as shall exceed twenty-nine percent (29%) of the votes entitled to be cast by all shareholders of the Company. All of the outstanding Preferred A Stock is held by Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P., which are affiliated with each other through their general partner Fleming US Discovery Partners, L.P. (and its general partner Fleming US Discovery Partners LLC) (collectively, the "Fleming Funds"), and accordingly the Fleming Funds can vote up to an aggregate of 29% of the votes entitled to be cast by all shareholders of the Company.

                                VOTING PROCEDURES

     At the Annual Meeting, all directors will be elected by a plurality of the votes cast by the holders of Common Stock and Preferred A Stock, voting together as one class, in person or represented by proxy at the Annual Meeting, provided a quorum is present at the Annual Meeting.

     Each of the proposals (a) authorizing the Company to engage in the convertible debt financing transaction (the "Convertible Debt Financing") whereby the Company proposes to issue promissory notes which will be convertible into shares of Common Stock (the "Convertible Notes") to lenders that are expected to include certain officers of the Company, and (b) authorizing the Company to issue promissory notes (identical in terms to the Convertible Notes) which will be convertible into shares of Common Stock (the "Exchange Notes") in exchange for non-convertible promissory notes (the "Bridge Notes") acquired in the Company's bridge financing transaction (the "Bridge Financing") by lenders that include certain officers of the Company, will require the affirmative vote of a majority of the votes cast by the holders of Common Stock and Preferred A Stock voting together as one class, present in person or represented by proxy at the Annual Meeting, provided a quorum is present.

     Each of the other proposals to amend the Certificate of Incorporation including, (x) to remove the provision in the designation of the Preferred A Stock relating to the proxy granted by the holders of the Preferred A Stock, (y) to remove the provision in the designation of the Preferred A Stock relating to the floor on the conversion price (the "Conversion Price Floor") of the Preferred A Stock, and (z) to increase the number of authorized shares of Common Stock will require the affirmative vote of the majority of votes entitled to be cast by the holders of Common Stock and Preferred A Stock, voting together as one class, outstanding as of the Record Date. With respect to the proposed amendments described in items (x) and (y) above, in addition to the vote required for approval of each such amendment, NASDAQ may also require under its Marketplace Rule 4350, as a result of a transaction triggering the potential for a change of control (by virtue of the removal of the proxy) and the below market issuance exceeding 20% of the outstanding Common Stock (by virtue of the removal of the Conversion Price Floor), the affirmative vote of a majority of votes cast at the Annual Meeting by shareholders other than the holders of the Preferred A Stock (the "NASDAQ Votes").

     All other matters to be acted upon at the Annual Meeting will be decided by the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock and Preferred A Stock, voting together as one class, present in person or represented by proxy at the Annual Meeting, provided a quorum is present. A quorum will be present at the Annual Meeting if the holders of a majority of the outstanding aggregate votes represented by holders of the Common Stock and Preferred A Stock as of the Record Date are present in person or represented by proxy. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent.

     In accordance with applicable law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Based upon the Company's understanding of the requirements of the law of the State of New York and the Certificate of Incorporation and By-laws, as amended (the "By-laws"), of the Company, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter to be voted on. Failures to vote, broker non-votes and abstentions will not be considered "votes cast."

     Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

     The holders of the Preferred A Stock and the officers of the Company holding the proxy from the holders of the Preferred A Stock which, in the aggregate, represent approximately 49% of the Common Stock and Preferred A Stock, voting together as a single class, outstanding as of the Record Date and eligible to vote at the Annual Meeting, have indicated their intention to vote in favor of the nominees for directors as well as each of the proposals set forth in this Proxy Statement. These votes, however, will not be counted by NASDAQ with respect to the shareholder approval required in connection with the NASDAQ Votes.

                             SPECIAL CONSIDERATIONS

     As disclosed in greater detail in the Proposals set forth in this Proxy Statement, at the Company's Annual Meeting, the shareholders will be called upon to, among other things, authorize and approve the Company's engagement in a proposed Convertible Debt Financing and a proposed exchange of Bridge Notes for Exchange Notes (the "Note Exchange"). The Convertible Notes to be issued in the proposed Convertible Debt Financing and Exchange Notes to be issued in the proposed Note Exchange will be convertible into shares of Common Stock of the Company based upon an applicable conversion rate as discussed in the Proposals set forth below. Additionally, in each of the proposed Convertible Debt Financing and the proposed Note Exchange the Company will issue to the purchasers or recipients of Convertible Notes and

Exchange Notes, as the case may be, warrants exercisable to purchase shares of the Company's Common Stock at an applicable exercise price as discussed in the Proposals set forth below.


     The aggregate amount of gross proceeds anticipated to be received by the Company from the Bridge Financing and the proposed Convertible Debt Financing is approximately $1,700,000, in which case the aggregate amount of shares of Common Stock of the Company that would be issuable upon conversion of the Convertible Notes and the Exchange Notes, based upon an assumed conversion rate of $1.34 (representing the average of the closing sale price of the Company's Common Stock on the NASDAQ SmallCap Market for the five business days prior to the Record Date) is approximately 1,268,657. In addition, the Company would incur the obligation to issue warrants in connection with the proposed Convertible Debt Financing and Note Exchange, to purchase an aggregate of 126,866 shares of Common Stock, which, if exercised by the holders thereof for cash (based upon an assumed exercise price of $1.34), would result in additional aggregate proceeds to the Company of approximately $170,000. The shares of Common Stock that would be issuable as a result of the conversion of the Convertible Notes and Exchange Notes and the exercise of the warrants at the above-noted assumed conversion rate and assumed exercise price, as the case may be, represent approximately 9% of the aggregate of the issued and outstanding shares of Common Stock of the Company as of the Record Date assuming the conversion of all of the outstanding Preferred A Stock into Common Stock (and after giving effect to the conversion of the Convertible Notes and Exchange Notes and the exercise of the warrants).


     To the extent that the Convertible Notes and Exchange Notes are converted into shares of Common Stock and the warrants to be issued in connection with the Convertible Debt Financing and the Note Exchange are exercised for shares of Common Stock, the interests of the Company's existing shareholders will be diluted. Moreover, each of the Convertible Notes, the Exchange Notes and the warrants will provide for anti-dilution adjustment of their respective conversion rate or exercise price, as the case may be, such that in the event of a subsequent issuance by the Company of stock or securities exercisable for or convertible into Common Stock (other than pursuant to shareholder approved employee benefit plans) at a per share consideration or exercise price, as the case may be, below the then-effective conversion rate of the Convertible Notes and the Exchange Notes and the then-effective exercise price of the warrants, the conversion rates or the exercise price, as the case may be, of the Convertible Notes, Exchange Notes and warrants will be adjusted accordingly to such lower prices. In such case the number of shares of Common Stock issuable upon conversion of the Convertible Notes and Exchange Notes and upon exercise of the warrants would increase proportionately, further diluting the interests of the existing shareholders.

     Additionally, the holders of Preferred A Stock may convert their shares into approximately 49% of all of the issued and outstanding shares of Common Stock (giving effect to such conversion of Preferred A Stock) as of the Record Date. The conversion price of the Preferred A Stock is subject to anti-dilution adjustment as described above, including upon the issuance of the Convertible Notes, the Exchange Notes and the warrants in connection with the proposed Convertible Debt Financing and the Note Exchange. Although, as discussed in Proposal IV below, the holders of Preferred A Stock have agreed to waive the anti-dilution adjustment to the conversion price of the Preferred A Stock upon the issuance of the Convertible

Notes, the Exchange Notes and the warrants, this waiver does not extend to any subsequent issuances that may affect the conversion price of the Preferred A Stock.

     As a result of the foregoing anti-dilution features, the holders of the Convertible Notes, Exchange Notes and warrants will have, and the holders of the Preferred A Stock currently have (subject to a conversion price floor discussed in Proposal IV below) protection of their prospective percentage interest in the Company upon the occurrence of certain subsequent diluting events. Existing shareholders of the Company do not have such protection and, therefore, would experience dilution to their respective percentage interest in the Company upon a subsequent diluting event. Moreover, the potential for the issuance of additional shares of Common Stock resulting from such anti-dilution protection coupled with the conversion and/or exchange feature of the Convertible Notes, Exchange Notes, Preferred A Stock and warrants, as the case may be, could create downward pressure on the market price of the Company's Common Stock, increasing the possibility that a subsequent issuance of securities by the Company would be for consideration below the then-effective conversion rates and/or exercise prices of the Convertible Notes, Exchange Notes, Preferred A Stock and warrants, in which case such issuance would trigger such anti-dilution adjustment. To the extent that the Convertible Notes, Exchange Notes and Preferred A Stock are converted, and the warrants are exercised, the increase in the shares of Common Stock issued resulting from such anti-dilution adjustment would, in addition to the dilutive effect to the percentage interest of the existing shareholders, negatively impact the per share book value of the Company, and could impair the Company's ability to raise additional capital through the sale of equity securities.

                              ELECTION OF DIRECTORS

     The Company's By-laws provide that the Board of Directors (the "Board") is divided into two classes. Each class is to have a term of two years (the term of each class expiring in successive years) and is to consist, as nearly as possible, of one-half of the number of directors constituting the entire Board. The By-laws provide that the number of directors shall be fixed by the Board of Directors but in any event, shall be no less than seven (7) (subject to decrease by a resolution adopted by the shareholders).

     At the Annual Meeting, a class of four directors will be elected for a two-year term expiring at the Annual Meeting of Shareholders to be held in 2004. Messrs. Kevin J. Zugibe, Dominic J. Monetta, Harry C. Schell and Robert M. Zech are the nominees for election to such positions. Messrs. Vincent P. Abbatecola, Robert L. Burr and Otto C. Morch will not stand for election at the Annual Meeting because their respective terms expire at the Annual Meeting of Shareholders to be held in 2003.

     The holders of the Preferred A Stock are entitled to nominate and vote exclusively for up to two directors to the Company's Board. To date, the holders of the Preferred A Stock have nominated and elected one director who is part of the class of directors whose term expires at the Company's annual meeting in 2003 and have not yet nominated a second director for election to the Board.

     Proxies will be voted for the nominees named below, unless authority is withheld. Should any nominee not be available for election, proxies will be voted for such substitute nominee as may be designated by the Board of Directors. Each of the nominees has indicated to the Board that he will be available.

     The following is information with respect to the nominees for election as directors at the Annual Meeting:

Name                     Age                  Position
----                     ---                  --------

Kevin J. Zugibe          38                   Chairman of the Board and Chief
                                              Executive Officer

Dominic J. Monetta       60                   Director

Harry C. Schell          67                   Director

Robert M. Zech           36                   Director

     Kevin J. Zugibe, P.E., a founder of the Company, has been Chairman of the Board and Chief Executive Officer of the Company since its inception in 1991 and was President of the Company from July 1999 until August 2001. Since May 1994, Mr. Zugibe has devoted his full business time to the Company's affairs. From May 1987 to May 1994, Mr. Zugibe was employed as a power engineer with Orange and Rockland Utilities, Inc., a major public utility, where he was responsible for all HVAC applications. Mr. Zugibe is a licensed professional engineer, and from December 1990 to May 1994, he was a member of Kevin J. Zugibe & Associates, a professional engineering firm. Kevin J. Zugibe is the brother-in-law of Stephen
P. Mandracchia, the Vice President of Operations and Secretary of the Company.

     Dominic J. Monetta has been a director of the Company since April 1996. Since August 1993, he has been the President of Resource Alternatives, Inc., a corporate development firm concentrating on solving management and technological problems facing chief executive officers and their senior executives. From December 1991 to May 1993, Mr. Monetta served as Director of Defense Research and Engineering for the Research and Advanced Technology Office of the United States Department of Defense. From June 1989 to December 1991, he served as the Director of the Office of New Production Reactors of the United States Department of Energy.

     Harry C. Schell has been a director of the Company since August 1998. Mr. Schell is the former Chairman and Chief Executive Officer of BICC Cables Corporation, a company engaged in the manufacture of wire and cable products, and has served on the board of directors of the BICC Group (London), Phelps Dodge Industries, the National Electrical Manufacturers Association, and the United Way of Rockland (New York).

     Robert M. Zech has been a Director of the Company since June 1999. Mr. Zech has been a Partner of Windcrest Discovery Capital Partners, LLC, an investment management firm, from its inception in February 2002. From April 1996 to October 2001, Mr. Zech was employed by J.P. Morgan Chase & Co., where he was a Partner of Fleming US Discovery Partners, L.P., the general partner of Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. From 1994 to 1996, Mr. Zech was an Associate with Cramer

Rosenthal McGlynn, Inc., an investment management firm. Previously Mr. Zech served as an Associate with Wolfensohn & Co., a mergers & acquisitions advisory firm, and was a Financial Analyst at leveraged buyout sponsor Merrill Lynch Capital Partners, Inc.

     The following is information with respect to the directors whose terms of office expire at the Annual Meeting to be held in 2003:

Name                              Age           Position
----                              ---           --------

Vincent P. Abbatecola             55            Director

Robert L. Burr                    51            Director

Otto C. Morch                     68            Director

     Vincent P. Abbatecola has been a director of the Company since June 1994. Mr. Abbatecola is the owner and General Manager of Abbey Ice & Spring Water Company, Spring Valley, New York, a leading ice and bottled water company in the New York metropolitan area where he has been employed since May 1971. Mr. Abbatecola serves as a member of the Board and is a past Chairman of Mid Atlantic Ice Association, an industry trade association and past Chairman of the National Packaged Ice Association and past chairman of the Food Safety Committee of the National Packaged Ice Association. He also serves as Vice Chairman, Board of Governors of the Rockland County Health Center; member, St. Thomas Aquinas College President's Council; Member, Rockland Business Association Board of Directors; Member, Nyack Hospital Corporation and Member, Union State Bank Chairman's Council.

     Robert L. Burr has been a director of the Company since August 1999. Mr. Burr has been a Partner of Windcrest Discovery Capital Partners, LLC, an investment management firm, from its inception in February 2002 and has a consulting agreement with J.P. Morgan Partners, under which he is the lead partner of Fleming US Discovery Partners, L.P., a private equity sponsor affiliated with J.P. Morgan Chase & Co. Fleming US Discovery Partners, L.P. is the general partner of Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. From July 1995 to October 2001, Mr. Burr was employed by J.P. Morgan Chase & Co. From 1992 to 1995, Mr. Burr was head of Private Equity at Kidder, Peabody & Co., Inc. Prior to that time, Mr. Burr served as the Managing General Partner of Morgan Stanley Ventures and General Partner of Morgan Stanley Venture Capital Fund I, L.P., and was a corporate lending officer with Citibank, N.A. Mr. Burr received an MBA from Columbia University and a BA from Stanford University. Mr. Burr serves on the Board of Directors of Displaytech, Inc. and Impax Laboratories, Inc.

     Otto C. Morch has been a director of the Company since March 1996. Mr. Morch was Senior Vice President, Commercial Banking, at Provident Savings Bank, F.A., for more than five years until his retirement in December 1997.

     During the fiscal year ended December 31, 2001 ("Fiscal 2001"), the Board held eight (8) meetings. Each of the current directors attended at least 75% of the total number of meetings of the Board and any Committee of the Board on which he served which was held during the period he served as a director during such year.

Committees of the Board of Directors

     The Company has established a Compensation/Stock Option Committee of the Board of Directors, which is responsible for recommending the compensation of the Company's executive officers and for the administration of the Company's Stock Option Plans. The members of such Committee are Messrs. Abbatecola, Burr, Morch and Zech. The Compensation/Stock Option Committee held 4 meetings during Fiscal 2001. The Company also has an Audit Committee of the Board of Directors, which supervises the audit and financial procedures of the Company. The members of the Audit Committee are Messrs. Abbatecola, Morch and Monetta. Each member of the Audit Committee is an "independent director" within the meaning of Nasdaq Marketplace Rule 4200. The Audit Committee held 3 meetings during Fiscal 2001. The Audit Committee has adopted a written charter, a copy of which was attached as Appendix A to the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on July 27, 2001. The Company also has an Executive Committee of the Board of Directors, which is authorized to exercise the powers of the Board of Directors in the general supervision and control of the business affairs of the Company during the intervals between meetings of the board. The members of the Executive Committee are Messrs. Burr, Schell and Zugibe. The Company's Occupational, Safety and Environmental Protection Committee is responsible for satisfying the Board that the Company's Environmental, Health and Safety policies, plans and procedures are adequate. The members of the Occupational, Safety and Environmental Protection Committee are Messrs. Monetta and Zugibe.

Audit Committee Report

     In December 2001, the Audit Committee met with management to review and discuss the audit and the procedures and timing of the audit. In April 2002, the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee also conducted discussions with the Company's independent auditors, BDO Seidman, LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and confirming letter from BDO Seidman, LLP regarding its independence and has discussed with BDO Seidman, LLP its independence. Based upon the review and discussions referred to above, the Audit Committee ratified its prior recommendation to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.

     The Audit Committee-

     Vincent Abbatecola, Otto Morch and Dominic Monetta.

Executive Officers

     In addition to Kevin J. Zugibe, Messrs. Brian F. Coleman, Neil B. Gafarian and Stephen P. Mandracchia serve as executive officers of the Company. Executive officers are elected annually and serve at the pleasure of the Board. The following is information with respect to such executive officers:

     Brian F. Coleman, 40, has been President and Chief Operating Officer of the Company since August 21, 2001 and has been Chief Financial Officer of the Company since May 1997. From June 1987 to May 1997, Mr. Coleman was employed by, and since July 1995, was a partner of, BDO Seidman, LLP, the Company's independent auditors.

     Neil B. Gafarian, 55, has been Vice President of Sales and Marketing since February 2002. Mr. Gafarian is responsible for all sales and marketing activities for the Company. From 1993 through 2001, Mr. Gafarian was employed at Invensys, and from 1999 through 2001 served as Director of Sales and Marketing, first for the Energy Services Group and then for the Facilities Solutions Group.

     Stephen P. Mandracchia, 42, has been Vice President of Operations for the Company since March 2002, and has been Secretary of the Company since April 1995. He served as Vice President of the Company since 1993, and as Executive Vice President from 1997 to March 2002. Mr. Mandracchia is responsible for operations and human resources for the Company. Mr. Mandracchia was a member of the law firm of Martin, Vandewalle, Donohue, Mandracchia & McGahan, a Great Neck, New York law firm until December 31, 1995 (having been affiliated with such firm since August 1983). Mr. Mandracchia is the brother-in-law of Kevin J. Zugibe.

Section 16(a) Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership ("Reporting Persons") with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by the Company, the Company believes that during the year ended December 31, 2001 all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial shareholders were complied with except that Mr. Thomas P. Zugibe did not timely file a Form 4 for five transactions in July 2001.

                             EXECUTIVE COMPENSATION

     The following table discloses for the years indicated, the compensation for the Company's Chief Executive Officer, and each other executive officers that earned over $100,000 during the fiscal year ended December 31, 2001 (the "Named Executives").

                           Summary Compensation Table

                                                                                                              Long Term
                                                                                                              Compensation
                                                                     Annual Compensation(1)                   Awards
                                                                     ----------------------                   ------------
                                                                                                              Securities
                                                                                                              Underlying
                                                                                                              Options
                                                                                                              ------------
       Name                              Position              Year          Salary           Bonus
       ----                              --------              ----          ------           -----
Kevin J. Zugibe                 Chairman of the Board and      2001         $ 76,366            --              170,000 shares
                                Chief Executive Officer        2000         $ 80,981            --              140,000 shares
                                                               1999         $136,279            --                1,000 shares

Brian F. Coleman                President, Chief Operating     2001         $138,799            --              100,000 shares
                                Officer and Chief Financial    2000         $151,047            --               37,500 shares
                                Officer                        1999         $138,124            --                1,000 shares

Thomas P. Zugibe                Executive Vice President(2)    2001         $122,800            --               20,000 shares
                                                               2000         $110,338            --              102,500 shares
                                                               1999         $104,800            --                1,000 shares

Stephen P. Mandracchia          Executive Vice President and   2001         $123,800            --               15,000 shares
                                Secretary(3)                   2000         $113,415            --               77,500 shares
                                                               1999         $108,124            --                1,000 shares

----------
(1) The value of personal benefits furnished to the Named Executives during 1999, 2000 and 2001 did not exceed 10% of their respective annual compensation.

(2) Commencing in March 2002 Mr. Zugibe's new position with the Company is Director of Technical, Legal and Regulatory Compliance.

(3) Commencing in March 2002, Mr. Mandracchia's new position with the Company is Vice President of Operations and Secretary.

The Company granted options, which except as otherwise set forth below, vest upon the date of grant to the Named Executives during the fiscal year ended December 31, 2001, as shown in the following table:

             Summary of Stock Options Granted to Executive Officers


                                                        Number of      % of Total
                                                        Securities      Options
                                                        Underlying     Granted to
                                                         Options      Employees in       Exercise              Expiration
Name                        Position                     Granted       Fiscal Year     Price ($/sh)               Date
----                        --------                     -------       -----------     ------------               ----
Kevin J. Zugibe             Chairman and Chief            60,000           13%            $2.38                02/07/2006
                            Executive Officer             45,000           10%            $2.38                10/23/2006
                                                          50,000(1)        11%            $2.55                12/13/2006
                                                          15,000           3%             $2.55                12/13/2006

Brian F. Coleman            President, Chief              80,000           18%            $2.55                12/13/2006
                            Operating Officer and         20,000(2)        4%             $2.55                12/13/2006
                            Chief Financial
                            Officer

Thomas P. Zugibe            Executive Vice                20,000           4%             $2.55                12/13/2006
                            President(3)

Stephen P. Mandracchia      Executive Vice
                            President and
                            Secretary(4)                  15,000(4)        3%             $2.55                12/13/2006

-------------
(1) Options vest over a three year period at the rate of 4,167 per quarter, commencing with the first quarter of 2002.

(2) Options vest over a three year period at the rate of 1,667 per quarter, commencing with the first quarter of 2002.

(3) Commencing in March 2002 Mr. Zugibe's new position with the Company is Director of Technical, Legal and Regulatory Compliance.

(4) Commencing in March 2002 Mr. Mandracchia's new position with the Company is Vice President of Operations and Secretary. Options vest over a three year period at the rate of 1,250 per quarter, commencing with the first quarter of 2002.

                    Aggregated Fiscal Year End Option Values

     The following table sets forth information concerning the value of unexercised stock options held by the Named Executives at December 31, 2001. Except as otherwise indicated, no options were exercised by the Named Executives during the fiscal year ended December 31, 2001.

                                                                 Number of Securities Underlying       Value of In-the-money
                                                                     Unexercised Options At                  Options At
                                                                        December 31, 2001                December 31, 2001(1)
                                     Shares         Value               -----------------                -----------------
Name and Position                   Acquired       Realized        Exercisable    Unexercisable     Exercisable     Unexercisable
-----------------                   --------       --------        -----------    -------------     -----------     -------------
Kevin J. Zugibe                          --              --          314,500          94,500          $94,077          $33,252
Chairman and Chief Executive
Officer

Brian F. Coleman, President,             --              --          144,715          60,785          $39,327          $ 5,380
Chief Operating Officer and
Chief Financial Officer

Thomas P. Zugibe, Executive              --              --          168,500          20,000          $45,612          $ 5,380
Vice President(2)

Stephen P. Mandracchia,(3)            2,200          $4,850          141,300          15,000          $33,953          $ 4,035
Executive Vice President and
Secretary

--------
(1) Year-end values of unexercised in-the-money options represent the positive spread between the exercise price of such options and the year-end market value of the Common Stock of $2.82.

(2) Commencing in March 2002 Mr. Zugibe's new position with the Company is Director of Technical, Legal and Regulatory Compliance.

(3) Commencing in March 2002 Mr. Mandracchia's new position with the Company is Vice President of Operations and Secretary.

Employment Agreement

     The Company has entered into a two-year employment agreement with Kevin J. Zugibe, which expires in May 2003 and is automatically renewable for successive two-year terms. Pursuant to the agreement, effective February 1, 2002 Mr. Zugibe is receiving an annual base salary of $134,000 with such increases and bonuses as the Board may determine. The Board of Directors and Mr. Zugibe have agreed to reduce the cash compensation and issue additional stock options to Mr. Zugibe in satisfaction of his annual base salary. The Company is the beneficiary of a "key-man" insurance policy on the life of Mr. Zugibe in the amount of $1,000,000.

Stock Option Plan

1994 Stock Option Plan

     The Company has adopted an Employee Stock Option Plan (the "Plan") effective October 31, 1994 pursuant to which 725,000 shares of Common Stock are currently reserved for issuance upon the exercise of options designated as either (i) options intended to constitute incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) nonqualified options. ISOs may be granted under the Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. Stock appreciation rights may also be issued in tandem with stock options.

     The Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by a committee of the Board of Directors, which currently consists of Messrs. Abbatecola, Burr, Morch and Schell. The committee, within the limitations of the Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. Unless sooner terminated, the Plan will expire on December 31, 2004.

     ISOs granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company) may not exceed $100,000. Non-qualified options granted under the Plan may not be granted at a price less than 85% of the market value of the Common Stock on the date of grant. Options granted under the Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company). All options granted under the Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination by of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.

     As of December 31, 2001, options to purchase 618,906 shares of Common Stock were issued under the Plan. During 2000, the Company granted options to purchase 40,000 shares to each of Kevin J. Zugibe, Stephen P. Mandracchia and Thomas P. Zugibe. Such options fully vested on August 3, 2000. During 2001, the Company granted options to purchase shares to Kevin J. Zugibe, 50,000 shares; Brian F. Coleman, 20,000 shares; Stephen P. Mandracchia, 15,000 shares; and Thomas P. Zugibe, 20,000 shares, all of which are exercisable at $2.55 per share. Such options vest quarterly in equal amounts over three years, commencing with the first quarter of 2002. In addition, during 2001, the Company also granted options to purchase 15,000 shares to Kevin J. Zugibe exercisable at $2.55 per share, all of which vested and are fully exercisable as of December 13, 2001. During 2001, the Company also granted options to purchase 80,000 shares to Brian F. Coleman exercisable at $2.55 per share, all of which vested as of December 13, 2001, and which became exercisable as follows: 39,215 on December 13, 2001, 39,215 on December 13, 2002 and 1,570 on December 13, 2003. In addition, during 2001, the Company also granted options to certain employees to purchase 20,000 shares exercisable at $2.55 per share. Such options vest quarterly in equal amounts over three years, commencing with the first quarter of 2002.

1997 Stock Option Plan

     The Company has adopted the 1997 Stock Option Plan (the "1997 Plan"), pursuant to which 2,000,000 shares of Common Stock are currently reserved for issuance upon the exercise of options designated as either (i) options intended to constitute ISOs under the Code, or (ii) nonqualified options. ISOs may be granted under the 1997 Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. Stock appreciation rights may also be issued in tandem with stock options.

     The 1997 Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by a committee of the Board of Directors, which currently consists of Messrs. Abbatecola, Burr, Morch and Schell. The committee, within the limitations of the 1997 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. Unless sooner terminated, the 1997 Plan will expire on June 11, 2007.

     ISOs granted under the 1997 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company) may not exceed $100,000. Non-qualified options granted under the 1997 Plan may not be granted at a price less than the par value of the Common Stock on the date of grant. Options granted under the 1997 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company). All options granted under the 1997 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.

     As of December 31, 2001, the Company had granted options to purchase 1,405,716 shares of Common Stock under the 1997 Plan. During 1998, the Company granted non-qualified options to purchase 40,000, 25,000, and 25,000 shares at an exercise price of $3.00 per share to Kevin J. Zugibe, Stephen P. Mandracchia and Thomas P. Zugibe, respectively. Such options vested on August 31, 1998. In addition during 1998, the Company also granted options to purchase 420,666 shares to certain officers, directors and employees, exercisable at prices ranging from $2.50 to $4.375 per share. During 1999, the Company granted options to purchase 1,000, 1,000 and 1,000 shares at an exercise price of $2.00 per share to Kevin J. Zugibe, Stephen P. Mandracchia and Thomas P. Zugibe, respectively. Such options vested and are fully exercisable as of November 3, 2000; November 3, 1999 and November 3, 1999, respectively. In addition, during 1999, the Company also granted options to purchase 153,500 shares to certain officers, directors and employees, exercisable at prices ranging from $1.781 to $2.63 per share. During 2000, the Company granted options to purchase 100,000 shares at an exercise price of $2.375 per share to Kevin J. Zugibe, which options vest at a rate of 50% upon issuance and 50% on the first anniversary date, and which become exercisable as follows: 14,500 on August 4, 2000, 27,500 on November 3, 2000, 14,500 on August 4, 2001, 27,000 on November 3, 2001,
14,500 on August 4, 2002 and 2,000 on November 2, 2002. During 2000, the Company granted options to purchase 37,500 and 62,500 shares at an exercise price of $2.375 per share to Stephen P. Mandracchia and Thomas P. Zugibe, respectively. Such options vest at a rate of 50% upon issuance and 50% on the first anniversary date. In addition, during 2000, the Company also granted options to purchase 269,250 shares to certain officers, directors and employees, exercisable at prices ranging from $2.375 to $2.78 per share. During 2001, the Company granted options to purchase 105,000 shares at an exercise price of $2.375 per share to Kevin J. Zugibe, which options vested and were fully exercisable as of February 7, 2001, as to 60,000 shares, and as of October 23, 2001 as to 45,000 shares. In addition, during 2001, the company granted options to purchase 131,000 shares to certain directors and employees with exercise prices ranging from $2.375 to $3.08 per share. Such options vested and were fully exercisable as of the date of issuance.

Compensation of Directors

     Non-employee directors receive an annual fee of $3,000 and receive reimbursement for out-of-pocket expenses incurred, and an attendance fee of $500 and $250, respectively, for attendance at meetings of the Board of Directors and Board committee meetings. In addition, commencing in August 1998, non-employee directors receive 5,000 nonqualified stock options per year of service under the Company's Stock Option Plan.

     In addition to the standard annual director's remuneration, Mr. Schell receives an additional $20,000 and an additional 5,000 stock options for serving as a director and a consultant to the Company. The additional stock options are issued with an exercise price equal to that of the other directors' option grants.

     To date, the Company has granted to Harry C. Schell nonqualified options to purchase 40,000 shares of Common Stock at exercise prices ranging from $2.38 to $3.00 per share. Such options vested and are fully exercisable as of December 31, 2001. The Company has also granted to each of Dominic J. Monetta, Otto Morch and Vincent Abbatecola, nonqualified options to purchase 20,000 shares of Common Stock at exercise prices ranging from $2.38 to $3.00 per share. Such options vested and are fully exercisable as of December 31, 2001. In addition, in connection with the appointment of two of their nominees as members of the Board of Directors, the Company has granted to Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. nonqualified options to purchase 25,854 and 4,146 shares of common stock at an exercise price of $2.38 per share. All such options issued to the directors are vested and fully exercisable at December 31, 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date based on the information obtained from the persons named below, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) the Named Executives, (iii) each director of the Company, and (iv) all current directors and executive officers of the Company as a group:

                                                                                              Percentage of
                                                            Amount and Nature of              Common Shares
Name and Address of Beneficial Owner(1)                     Beneficial Ownership(2)         Beneficially Owned
------------------------------------                        --------------------            ------------------
Kevin J. Zugibe                                                    552,228  (3)                    10.1%
Thomas P. Zugibe                                                   402,295  (4)                     7.5%
Stephen P. Mandracchia                                             380,128  (5)                     7.2%
Brian F. Coleman                                                   147,715  (6)                     2.8%
Vincent P. Abbatecola                                               25,000  (7)                      *
Robert L. Burr                                                           0 (11)                      *
Dominic J. Monetta                                                  30,000  (7)                      *
Otto C. Morch                                                       20,600  (7)                      *
Harry C. Schell                                                     69,000  (8)                     1.3%*
Robert M. Zech                                                           0                           *
DuPont Chemical and Energy
   Operations, Inc.                                                500,000  (9)                     9.7%
Fleming Funds                                                    4,940,695 (10)                    49.0%
All directors and executive officers as a group
   (10 persons)                                                  1,664,701 (12)                    27.4%

*  Less than 1%
---------------

(1) Unless otherwise indicated, the address of each of the persons listed above is the address of the Company, 275 North Middletown Road, Pearl River, New York 10965.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not held by any other person) and which are exercisable within 60 days from Record Date have been exercised. The percentage of beneficial ownership is calculated based upon the number of shares of Common Stock outstanding as of the Record Date and, except with respect to the Fleming Funds, exclusive of shares of Common Stock issuable upon conversion of outstanding shares of Preferred A Stock. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Includes an aggregate of 314,500 shares of Common Stock underlying currently exercisable options at exercise prices ranging from $2.00 to $4.47 per share. Does not give effect to any voting rights held by Mr. Zugibe as a result of the proxy granted by the holders of the Preferred A Stock pursuant to the provision in the designation of the Preferred A Stock.

(4) Includes an aggregate of 170,167 shares of Common Stock underlying currently exercisable options at exercise prices ranging from $2.00 to $4.47 per share.

(5) Includes an aggregate of 141,300 shares of Common Stock underlying currently exercisable options at exercise prices ranging from $2.375 to $4.47 per share. Does not give effect to any voting rights held by Mr. Mandracchia as a result of the proxy granted by the holders of the Preferred A Stock pursuant to the provision in the designation of the Preferred A Stock.

(6) Includes an aggregate of 144,715 shares of Common Stock underlying currently exercisable options at exercise prices ranging from $2.375 to $4.06 per share. Does not include an aggregate of 40,785 shares of Common Stock underlying options which are not currently exercisable.

(7) Includes an aggregate of 20,000 shares of Common Stock underlying currently exercisable options at exercise prices ranging from $2.375 to $3.08 per share.

(8) Includes an aggregate of 40,000 shares of Common Stock underlying currently exercisable options at exercise prices ranging from $2.375 to $3.08 per share.

(9) According to a Schedule 13D filed with the Securities and Exchange Commission, DuPont Chemical and Energy Operations, Inc. ("DCEO") and E.I. DuPont de Nemours and Company claim shared voting and dispositive power over the shares. DCEO's address is DuPont Building, Room 8045, 1007 Market Street, Wilmington, DE 19898.

(10) Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P., and their general partner, Fleming US Discovery Partners, L.P. and its general partner, Fleming US Discovery Partners LLC, collectively referred to as ("Fleming Funds") are affiliates. The beneficial ownership of the Fleming Funds assumes the conversion of Preferred A Stock owned by the Fleming Funds (which constitutes all of the outstanding Preferred A Stock) to Common Stock at a conversion rate of $2.375 per share. The holders of shares of Preferred A Stock vote together with the holders of the Common Stock based upon the number of shares of Common Stock into which the Preferred A Stock is then convertible. The Fleming Funds have provided to the Chief Executive Officer and Secretary of the Company a Proxy to vote that number of voting shares held by the Fleming Funds which exceed 29% of the then voting shares. Also includes an aggregate of 30,000 shares of Common Stock underlying currently exercisable options at exercise prices ranging from $2.375 to $3.08 per share. The address of all the Fleming Funds is c/o JP Morgan Partners, 1221 Avenue of the Americas, 40th Floor, New York, New York 10020, except for the Fleming US Discovery Offshore Fund III, L.P. whose address is c/o Bank of Bermuda Ltd., 6 Front Street, Hamilton HM11 Bermuda.

(11) Mr. Burr is a Series A Director appointed by the Fleming Funds. His share ownership excludes all shares of Common Stock beneficially owned by the Fleming Funds.

(12) Includes an aggregate of 908,417 shares of Common Stock underlying exercisable options. Does not include (i) an aggregate of 40,785 shares of Common Stock underlying options which are not currently exercisable, and (ii) 4,742,652 shares of Common Stock issuable upon conversion of Preferred A Stock beneficially owned by the Fleming Funds.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In the regular course of its business, the Company purchases refrigerants from and sells refrigerants to DuPont and performs recovery, reclamation, RefrigerantSide(TM) Services and other services. During the years ended December 31, 2001 and 2000, the Company had sales to DuPont in the amount of $1,124,000 and $976,000, respectively.

     On February 6, 2001, the Company completed the sale of 30,000 shares of its Preferred A Stock, with a liquidation value of $100 per share, to Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. The gross proceeds from the sale of the Preferred A Stock were $3,000,000. The Preferred A Stock converts to Common Stock at a rate of $2.375 per share, which was 23% above the closing market price of Common Stock on February 15, 2001. Mr. Burr, a director of the Company, has a consulting agreement with JP Morgan Partners under which he is the lead partner of Fleming US Discovery Partners, L.P., a private equity sponsor affiliated with JP Morgan Chase & Co. Fleming US Discovery Partners, L.P. is the general partner of Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P.

                                   PROPOSAL I

            TO AUTHORIZE THE COMPANY TO ENGAGE IN A CONVERTIBLE DEBT
          FINANCING WITH LENDERS WHICH ARE EXPECTED TO INCLUDE CERTAIN
                            OFFICERS OF THE COMPANY

     The Board of Directors of the Company has adopted a resolution, and submits to shareholders for approval, a proposal authorizing the Company to enter into a Convertible Debt Financing with several lenders which are expected to include certain officers of the Company as described more fully below.

Description of the Convertible Debt Financing

     The Company intends to raise approximately $850,000 in the Convertible Debt Financing. The Company, however, may complete the Convertible Debt Financing if at least $450,000 is received and may increase the Convertible Debt Financing to up to $1.7 million. The Company will issue to the lenders in the Convertible Debt Financing, Convertible Notes each having a term of two years from issuance, bearing interest at the annual rate of 10%, which interest will be payable quarterly in arrears. At the time of issuance of the Convertible Notes, the lenders will have a one-time option to defer quarterly interest payments until the maturity date of the Convertible Notes, in which case the deferred interest will accrue interest (the "Additional Interest") at the annual rate of 10%. The holders of Convertible Notes will also have the right to convert such Convertible Notes into shares of the Company's Common Stock, as described more fully below. Subject to the prior consent of The CIT Group/Credit Finance, Inc. ("CIT Group"), an existing creditor of the Company with a first priority lien and security interest in substantially all of the assets of the Company, the Convertible Notes will be secured by all of the assets of the Company. The security interest evidenced by the Convertible Notes will rank pari passu with the security interest to be evidenced by the Exchange Notes (discussed in Proposal II below), but will be subordinate to the first priority lien and security interest held by CIT Group as well as liens currently held by and subsequently obtained by certain third-party purchase money lenders on specific assets of the Company. The Company will have the right to prepay, in cash or in shares of Common Stock at the Conversion Rate (defined below) then in effect, all or a portion of the principal amount of the Convertible Notes, together with accrued and unpaid interest thereon if any (together with Additional Interest), at any time during their term and prior to maturity upon twenty (20) days prior written notice to the lender or lenders subject to such prepayment.

     The Company's payment, in cash, of interest and or principal under the Convertible Notes will be conditioned upon (a) the prior written consent of CIT Group or its successor to or assignee of the loan and security agreement (the "Loan Agreement") between CIT Group and Hudson Technologies Company, a wholly-owned subsidiary of the Company ("Hudson"), and (b) as of the time of a proposed cash payment of interest and/or principal by the Company (i) no event of default under the Loan Agreement shall have occurred or be in existence, which default has not been cured or waived, and (ii) the Company's cash and/or cash equivalents on hand and/or Hudson's borrowing availability under the Loan Agreement shall equal, in the aggregate, not less than $850,000. None of the foregoing conditions will apply, however, in the event of the conversion of the Convertible Notes into shares of Common Stock or the application of the debt evidenced by such Convertible Notes to acquire shares of Common Stock of the Company.

     Upon, but not prior to, the first anniversary of the Convertible Debt Financing, the holders of Convertible Notes will have the option to convert all or a portion of the principal amount of the Notes then outstanding and/or accrued and unpaid interest thereon if any (together with Additional Interest), into shares of the Company's Common Stock. The initial conversion rate of the Convertible Notes will be equal to the average of the closing price of the Company's Common Stock as reported on the NASDAQ SmallCap Market for the five business days prior to the closing date of the Convertible Debt Financing (the "Conversion Rate"). The Conversion Rate will be subject to subsequent adjustment as a result of the issuance by the Company of Common Stock or warrants, rights to purchase (other than options granted by the Company under shareholder approved stock option plans and shares issuable upon exercise thereof or upon exercise of options or warrants or conversion of notes of the Company outstanding immediately prior to the closing of the Convertible Debt Financing) or other exercisable, exchangeable or convertible debt or equity securities (each an "Additional Issuance") at a consideration per share which is less than the Conversion Rate then in effect. In such a case the Conversion Rate will be adjusted to equal the consideration per share received by the Company for the securities issued in the Additional Issuance. In addition, the Conversion Rate will be subject to an appropriate adjustment in the event of the following: (a) upon a subdivision, combination or reclassification by the Company of its Common Stock; (b) upon the payment of dividends in shares of common stock, or (c) upon the consolidation or merger of the Company with or into another corporation whereby the Company is the surviving entity, or upon the sale or distribution of substantially all of the Company's assets.

     At any time prior to the first anniversary of the Convertible Debt Financing, all of the outstanding principal and accrued interest, if any (together with any accrued but unpaid Additional Interest) of the Convertible Notes shall either (i) be applied to the purchase of securities to be offered by the Company at the public offering purchase price, in any public offering by the Company of equity securities which, when aggregating the outstanding principal and accrued interest of the Convertible Notes together with the outstanding principal and accrued interest of the Exchange Notes and all additional proceeds from new investors, equals not less than $2,000,000 (the "Equity Offering"), or
(ii) in the event of such Equity Offering, be converted into shares of Common Stock at the then-effective Conversion Rate. The holders of the Convertible Notes will have the right to determine, to the extent that securities are available for purchase in the Equity Offering, whether to apply the outstanding principal and interest, if any, of a Convertible Note to the purchase of the securities in the Equity Offering or to convert the same into shares of Common Stock at the then-effective Conversion Rate; provided, however, that in the event that all or a portion of outstanding principal and interest, if any, of a Convertible Note exceeds the number of equity securities available in the Equity Offering, the balance of the Convertible Note not applied to the purchase of equity securities will be converted into Common Stock at the then-effective Conversion Rate.

     In addition, as consideration for their participation in the Convertible Debt Financing, the Company will issue to the holders of the Convertible Notes on the earlier of (a) the first anniversary of the closing date of the Convertible Debt Financing, or (b) the consummation by the Company of an Equity Offering, Common Stock purchase warrants (the

"Convertible Note Warrants") to purchase an aggregate number of shares of Common Stock equal to 10% of the number of shares of Common Stock into which the Convertible Notes are convertible at the date of the closing of the Convertible Debt Financing. Each Convertible Note Warrant will be exercisable to purchase one share of Common Stock for a period of five years from issuance at an exercise price (the "Exercise Price") equal to 110% of the lesser of (i) the Conversion Rate of the Convertible Notes as of the closing date of the Convertible Debt Financing, or (ii) the Conversion Rate of the Convertible Notes on the date of issuance of the Warrants. The Exercise Price of the Convertible Note Warrants will be subject to anti-dilution adjustment on terms substantially similar to the anti-dilution adjustment of the Conversion Rate of the Convertible Notes.

Purpose of Convertible Debt Financing

     As a result of current market conditions, revenues from the Company's operations are not currently sufficient to support its operating activities and, as such, the Company is in need of additional financing prior to the end of 2002 in order to support its continuing operations. Management has investigated potential sources of debt or equity financings and concluded that either such financings are not currently available to the Company, or with respect to those financings that are available, the proposed terms of such financings are not commercially reasonable to the Company. As a result, the Company has determined to pursue the Convertible Debt Financing with several lenders which are expected to include certain of the Company's officers including Messrs. Brian F. Coleman, the Company's President and Chief Operating Officer and Stephen P. Mandracchia, the Company's Vice President of Operations. In addition, certain relatives of the officers and directors of the Company as well as the Fleming Funds, principal shareholders of the Company, may participate in the Convertible Debt Financing.

Consent of Holders of Preferred A Stock

     The Fleming Funds hold an aggregate of 116,629 shares of Preferred A Stock, constituting all of the Company's issued and outstanding Preferred A Stock as of the Record Date. The Preferred A Stock is convertible into an aggregate of 4,910,695 shares of the Company's Common Stock or approximately 49% of all of the issued and outstanding Common Stock of the Company after conversion of the Preferred A Stock (assuming no other conversion or exchange of outstanding securities of the Company) as of the Record Date, at the current conversion price, as set forth in the designation of the Preferred A Stock, of $2.375 (the "Conversion Price"). Because the Preferred A Stock votes together with the Common Stock of the Company as one class (except for the election of two directors, for which only the Preferred A Stock have the right to vote), the Fleming Funds would otherwise have the ability to provide for approximately 49% of the vote on matters brought before the shareholders of the Company, thereby enabling the Fleming Funds to significantly influence the ultimate shareholder determinations on matters presented for a vote.

     Pursuant to stock purchase agreements, as amended, in accordance with which the Fleming Funds acquired the Preferred A Stock (the "Fleming Purchase Agreements"), the Company is restricted, without the prior written consent of the Fleming Funds, from issuing or selling securities, including securities such as the Convertible Notes and Convertible Note

Warrants to be included in the Convertible Debt Financing (as well as the Exchange Notes and the Exchange Note Warrants (defined below) to be issued in the Note Exchange as described in Proposal II below), which are convertible or exchangeable into shares of Common Stock for a consideration per share that is less than the Conversion Price of the Preferred A Stock then in effect immediately prior to such proposed issuance or sale of securities. Based on the market price of the Company's Common Stock as of the Record Date, the Conversion Rate of the Convertible Notes to be issued in the Bridge Financing would be approximately $1.55 per share of Common Stock, which is below the current Conversion Price of the Preferred A Stock ($2.375). Consequently, the Company would not be able to engage in the Convertible Debt Financing without the prior written consent of the Fleming Funds.

     The Fleming Funds have agreed to consent to the Convertible Debt Financing. As consideration for, among other things, their consent to the Convertible Debt Financing and the Note Exchange as discussed below, the Company, at the request of the Fleming Funds, has agreed to amend: (i) Section 4(a) of Paragraph (5) of the Company's Certificate of Incorporation to remove the provision for a Proxy (defined below in Proposal III) granted by the holders of Preferred A Stock in favor of the Hudson Officers (defined below in Proposal III); and (ii) Section 5(d)(ii) of Paragraph 5 of the Company's Certificate of Incorporation to remove the provision relating to a Conversion Price Floor with respect to the conversion price of the Preferred A Stock. The removal of the Proxy would allow for the Fleming Funds to vote all of the Common Stock into which the Preferred A Stock is then convertible, subject to the Disparate Voting Limitation (defined below in Proposal IV), at all meetings of shareholders of the Company and the removal of the Conversion Price Floor would allow for the conversion price of the Preferred A Stock to be adjusted to equal the consideration per share at any price received by the Company in an Additional Issuance, and a corresponding increase in the number of shares of Common Stock into which the Preferred A Stock is convertible.

Necessity for Shareholder Approval

     Because the Company's Common Stock is listed on the NASDAQ SmallCap Market, the Company is subject to NASDAQ Marketplace Rules. NASDAQ Marketplace Rule 4350(i)(1)(D)(ii) requires that a company listed on NASDAQ obtain shareholder approval in connection with a transaction (other than a public offering) involving the potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of its common stock or 20% or more of its voting power outstanding before the issuance for less than the greater of book or market value of the stock as of the date of the transaction. To the extent that a NASDAQ listed company does not obtain shareholder approval to such an arrangement and otherwise proceeds with such an arrangement, that company may be subject to the delisting of its securities from NASDAQ.

     The Convertible Notes to be issued by the Company in the proposed Convertible Debt Financing will be convertible into shares of Common Stock, pursuant to the terms of the Convertible Notes, at the Conversion Rate which will be subject to adjustment in certain circumstances, including in the event of an Additional Issuance by the Company at a consideration per share below the then-effective Conversion Rate. The Convertible Note Warrants to be issued by the Company as a result of the Convertible Debt Financing will, when issued, be exercisable for shares of the Company's Common Stock at any time from their issuance until their termination at the then applicable Exercise Price which will be subject to adjustment on terms substantially similar to the adjustment of the Conversion Rate of the Convertible Notes. Any Additional Issuance at a consideration per share below the then-effective Conversion Rate will act to immediately reduce the Conversion Rate of the Notes then in effect to equal the amount of per share consideration received by the Company in connection with such Additional Issuance. Since the Conversion Rate of the Convertible Notes and the applicable Exercise Price of the Convertible Note Warrants will initially be set at the market price of the Company's Common Stock at the closing of the Convertible Debt Financing, any Additional Issuance for a per share consideration below the Conversion Rate will, as a result of the adjustment provision of the Conversion Rate, reduce the amount of the Conversion Rate to below market value and, consequently, reduce the applicable Exercise Price of the Convertible Note Warrants to below market value. In addition, as the Conversion Rate is adjusted downward the number of shares of Common Stock issuable upon conversion of the Convertible Notes increases such that, the potential exists that the Convertible Notes and the Convertible Note Warrants would be convertible and exercisable, as the case may be, at a rate below the market price of the Common Stock on the closing of the Convertible Debt Financing for an aggregate number of shares of Common Stock equal to 20% or more of the Company's outstanding Common Stock prior to the Convertible Debt Financing. The Company, therefore has submitted this Proposal for shareholder approval in accordance with Marketplace Rule 4350(i)(1)(D)(ii).


     In addition, the Company is subject to Marketplace Rule 4350(i)(1)(A) which requires that a company listed on NASDAQ obtain shareholder approval of an arrangement made pursuant to which stock in excess of the lesser of (a) 1% of the number of shares of such company's currently outstanding common stock, (b) 1% of the outstanding voting power of the company, or (c) 25,000 shares will be acquired by officers or directors (other than with respect to warrants or rights generally issued to shareholders of the Company and broad based plans). To the extent that a NASDAQ listed company does not obtain shareholder approval to such an arrangement and otherwise proceeds with such an arrangement, that company may be subject to the delisting of its securities from NASDAQ.


     Based upon discussions among the parties, the Fleming Funds have indicated their intention to purchase up to an aggregate of $750,000 principal amount of the Convertible Notes, less any principal amount of Bridge Notes that the Fleming Funds may acquire in the Bridge Financing. However, despite these discussions, the Fleming Funds are not obligated to purchase any amount of the Bridge Notes or the Convertible Notes. Additionally, several of the Company's officers noted above are expected to purchase up to an aggregate of $100,000 principal amount of Convertible Notes in the Convertible Debt Financing. Assuming a Conversion Rate of $1.34 (based upon the average of the closing price of the Company's Common Stock for the five business days prior to the Record Date, such officers would be able to convert the principal amount of their Convertible Notes into an aggregate of approximately 74,627 shares of the Company's Common Stock, exceeding the 25,000 share maximum issuance permitted by Marketplace Rule 4350. Such officers and directors would also be eligible to exercise the Convertible Note Warrants, to be issued as discussed above, into shares of the Company's Common Stock. Although it is the Company's understanding that such Marketplace Rule would otherwise permit, without prior shareholder approval, the private sale of securities such as the proposed Convertible Debt Financing, wherein the securities are deemed to be offered at or above fair market value and the officers or directors are participating on the same terms as other potential investors, the provision in the Convertible Notes and the Convertible Note Warrants for adjustment of the Conversion Rate and applicable Exercise Price in the event of an Additional Issuance at a consideration per share below the Conversion Rate and applicable Exercise Price then in effect triggers the application of Marketplace Rule 4350(i)(1)(A) where stock may be issued to officers and directors. Consequently, the Company has submitted this Proposal for shareholder approval.

Required Vote

     Approval by shareholders of this Proposal I requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock and Preferred A Stock, voting together as one class, present in person or represented by proxy at the Annual Meeting, provided a quorum is present.

Recommendation

     The Board of Directors believes that it is in the best interests of the Company that the shareholders authorize the Company to engage in the Convertible Debt Financing.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL I TO AUTHORIZE THE COMPANY TO ENGAGE IN A CONVERTIBLE DEBT FINANCING WITH LENDERS WHICH IS EXPECTED TO INCLUDE CERTAIN OFFICERS OF THE COMPANY.

                                   PROPOSAL II

         TO AUTHORIZE THE COMPANY TO ISSUE EXCHANGE NOTES, WHICH WILL BE IDENTICAL IN TERMS TO THE CONVERTIBLE NOTES TO BE ISSUED BY THE
        COMPANY IN THE PROPOSED CONVERTIBLE DEBT FINANCING, IN EXCHANGE
          FOR BRIDGE NOTES ACQUIRED BY LENDERS, WHICH INCLUDE CERTAIN
                            OFFICERS OF THE COMPANY

     The Board of Directors has adopted a resolution declaring the advisability of, and submits to the shareholders for approval, a proposal authorizing the Company to issue Exchange Notes (which will be identical in terms to the Convertible Notes to be issued by the Company in the proposed Convertible Debt Financing) in exchange for Bridge Notes acquired in the Company's Bridge Financing by lenders which include certain officers the Company as described more fully below.

Purpose of the Bridge Financing

     As noted above in Proposal I, the Company is in need of additional financing in order to support its operating activities. The proposed Convertible Debt Financing, if approved by the shareholders at the Annual Meeting, is expected to provide the Company with the financing required to satisfy its operating costs in the near term. However, in order to maintain the listing of its Common Stock on NASDAQ, the Company must comply with the NASDAQ Marketplace Rules that require the Company to obtain shareholder approval prior to engaging in and consummating the proposed Convertible Debt Financing. As a result, the Company would not be able to secure and utilize proceeds from such proposed Convertible Debt Financing until, at the earliest, the completion of the Annual Meeting (provided shareholder approval of such Convertible Debt Financing is obtained). Due to these time constraints, the Company is engaged in the Bridge Financing described in greater detail below in order to secure funds on an immediate basis, thereby enabling the Company to satisfy its existing operating expenses pending the Annual Meeting and (subject to shareholder approval) subsequent Convertible Debt Financing.

Description of the Bridge Financing

     The Company intends to raise approximately $850,000 in the Bridge Financing. The Company will issue to the lenders unsecured Bridge Notes, each having a term of one (1) year from issuance, bearing interest at the annual rate of 12%, which interest will be payable quarterly in arrears. At the time of issuance of the Bridge Notes, the lenders have the one-time option to defer quarterly interest payment until the maturity date of the Bridge Notes, in which case the deferred interest will accrue Additional Interest at the annual rate of 12%. The Company shall have the right to prepay, in cash only, all or a portion of any accrued and unpaid interest thereon, if any (together with all Additional Interest), at any time during their term and prior to maturity upon twenty (20) days prior written notice to the lender or lenders subject to such prepayment.

     The Company's payment, in cash, of interest and/or principal under the Bridge Notes and, when issued upon shareholder approval in the Note Exchange as described below, the

Exchange Notes, will be conditioned upon (a) the prior written consent of CIT Group or its successor to or assignee of the Loan Agreement, and (b) as of the time of a proposed cash payment of interest and/or principal by the Company (i) no event of default under the Loan Agreement shall have occurred or be in existence, which default has not been cured or waived, and (ii) the Company's cash and/or cash equivalents on hand and/or Hudson's borrowing availability under the Loan Agreement shall equal, in the aggregate, not less than $850,000. None of the foregoing conditions will apply, however, in the event of the conversion of the Exchange Notes into shares of Common Stock or the application of the debt evidenced by such Exchange Notes to acquire shares of Common Stock of the Company.

Exchange of Bridge Notes For Convertible Notes

     The Bridge Notes being issued in the Bridge Financing are not convertible into equity securities of the Company and, consequently, the Company does not require, and is not seeking, shareholder approval with respect to the Bridge Financing and issuance of the Bridge Notes to the purchasers thereof. The Bridge Financing, however, enables the Company to secure and utilize the proceeds thereof on an immediate basis and to satisfy continued operating costs and expenses pending the Annual Meeting and (subject to shareholder approval) the consummation by the Company of the proposed Convertible Debt Financing. As noted in Proposal I, the Company has investigated alternate sources of potential financing and has concluded from such investigation that either such financings are not available to the Company, or those financings that are available are not commercially reasonable to the Company.

     The proposed Note Exchange, whereby the Company will issue the Exchange Notes (which will be identical in terms to the Convertible Notes to be issued in the proposed Convertible Debt Financing) in exchange for the outstanding Bridge Notes to be issued in the Company's pending Bridge Financing, will be effective upon the Company obtaining the requisite shareholder approval of this Proposal II at the Annual Meeting. To effectuate such exchange, the holder of a Bridge Note will be required to submit his Bridge Note to the Company for cancellation in exchange for an Exchange Note in a principal amount equal to the aggregate of the outstanding principal amount of the Bridge Note submitted for cancellation together with interest, if any (and Additional Interest), unpaid and accrued on such Bridge Note as of the effective date of the Note Exchange.

     As with the Convertible Notes, the Exchange Notes will be convertible at the option of the holders thereof upon, but not prior to, the first anniversary of the Note Exchange. Similarly, at any time prior to the first anniversary of the Note Exchange all of the outstanding principal and accrued interest, if any (together with Additional Interest) of the Exchange Notes shall either (i) be applied to the purchase of securities to be offered by the Company at the public offering purchase price, in any Equity Offering the proceeds of which equal not less than $2,000,000, or (ii) in the event of such Equity Offering, be converted into shares of Common Stock at the then-effective Conversion Rate. The holders of the Exchange Notes will have the right to determine, to the extent that securities are available for purchase in the Equity Offering, whether to apply the outstanding principal and interest, if any, of an Exchange Note to the purchase of the securities in the Equity Offering or to convert the same into shares of Common Stock at the then-effective Conversion Rate; provided, however, that in the event that all or a portion of outstanding principal and interest, if any, of an Exchange Note exceeds the number of equity securities available in the Equity Offering, the balance of the Exchange Note not applied to the purchase of equity securities will be converted into Common Stock at the then-effective Conversion Rate.

     In connection with the Note Exchange and as consideration for their participation in the Bridge Financing, the Company will issue to the holders of the Exchange Notes on the earlier of (a) the first anniversary of the Note Exchange, or (b) the consummation by the Company of an Equity Offering, Common Stock purchase warrants (similar in all respects to the Convertible Note Warrants to be issued by the Company in the Convertible Debt Financing) (the "Exchange Note Warrants") exercisable to purchase an aggregate number of shares of Common Stock equal to 10% of the number of shares of Common Stock into which the Exchange Notes are convertible at the date of the Note Exchange.

     As the Note Exchange will be effective upon the receipt by the Company of the requisite shareholder approval for this Proposal II at the Annual Meeting, to the extent that, at the time of such exchange, the conversion rate of the Exchange Notes would be less than the Conversion Price of the Preferred A Stock then in effect, the Note Exchange would otherwise be restricted by the terms of the Fleming Purchase Agreements discussed above in Proposal I. As with the Convertible Debt Financing, however, the Fleming Funds have agreed to consent to the Bridge Financing and the proposed Note Exchange.

     The proposed Note Exchange discussed herein is not contingent upon shareholder approval of the proposed Convertible Debt Financing presented in Proposal I, and to the extent that the Company is unable to obtain shareholder approval for the proposed Convertible Debt Financing but is able to obtain shareholder approval for the Note Exchange presented in this Proposal II, the Company intends to proceed with such Note Exchange. The Company believes that the exchange of the Bridge Notes for Exchange Notes would benefit the Company in that (i) it would reduce the effective annual interest rate on such debt to 10% and (ii) due to the conversion feature of the Exchange Notes and the Company's ability to prepay principal and/or interest of the Exchange Notes in cash or in shares of Common Stock, it would reduce the payment burden associated with short term debt and provide the Company with greater flexibility with respect to the application of its cash resources.

Necessity For Shareholder Approval

     As noted above, the Company's engagement in the Bridge Financing and the issuance of the Bridge Notes does not require shareholder approval. The proposal for the Note Exchange, however, requires shareholder approval for the same reasons described in the section entitled "Necessity for Shareholder Approval" set forth in Proposal I above. The Exchange Notes would be otherwise identical to the Convertible Notes to be issued in the proposed Convertible Debt Financing, particularly with respect to the Conversion Rate of the Convertible Notes. Similarly, the Exchange Note Warrants would be otherwise identical to the Convertible Note Warrants, particularly with respect to the applicable exercise price of the Convertible Note Warrants. Consequently, in the event of a subsequent Additional Issuance for a consideration per share below the then-effective conversion rate of the Exchange Notes, the adjustment provision of the conversion rate of the Exchange Notes, would reduce the amount of the conversion rate of the Exchange Notes to below market value and, consequently, reduce the applicable Exercise Price of the Exchange Note Warrants to below market value. In addition, as the conversion rate of the Exchange Notes is adjusted downward the number of shares of Common Stock issuable upon conversion of the Exchange Notes increases such that, the potential exists that the Exchange Notes and the Exchange Note Warrants would be convertible and exercisable, as the case may be, at a rate below the market price of the Common Stock on the Note Exchange for an aggregate number of shares of Common Stock equal to 20% or more of the Company's outstanding Common Stock prior to the Note Exchange. Therefore, the proposal to authorize the Company to issue the Exchange Notes in exchange for the outstanding Bridge Notes could be deemed subject to NASDAQ Marketplace Rule 4350(i)(1)(D)(ii) requiring shareholder approval for transactions (other than a public offering) involving the issuance or potential issuance of common stock or securities convertible into or exercisable for common stock equal to 20% or more of the voting power outstanding before such issuance for less than the greater of book or market value of the stock.

     Certain of the lenders in the Bridge Financing include officers of the Company, including Messrs. Brian F. Coleman and Steven P. Mandracchia. In addition, certain relatives of officers and directors of the Company as well as the Fleming Funds, principal shareholders of the Company, have participated in the Bridge Financing. As certain of the lenders in the Bridge Financing are officers of the Company, the proposal to issue Exchange Notes for the outstanding Bridge Notes to such officers could be deemed to be subject to NASDAQ Marketplace Rule 4350(i)(1)(A) which requires shareholder approval for an arrangement made pursuant to which "stock in excess of the lesser of (a) 1% of the number of currently outstanding shares of common stock, (b) 1% of the outstanding voting power or (c) 25,000 shares will be acquired by officers or directors (other than with respect to broad based employee benefit plans). Upon receipt of the Exchange Notes in exchange for the Bridge Notes, the officers participating in such Note Exchange would be eligible to convert the Exchange Notes into the Company's Common Stock. Such officers would also be eligible to exercise the Exchange Note Warrants to be issued in connection with the Note Exchange into shares of the Company's Common Stock. As discussed above with respect to the proposed Convertible Debt Financing, although it is the Company's understanding that the NASDAQ Marketplace Rule would otherwise permit, without prior shareholder approval, the proposed Note Exchange wherein the securities are deemed to be issued at or above fair market value and the officers are participating on the same terms as other investors, the provision in the Exchange Notes and the Exchange Note Warrants providing for adjustment of the conversion rate and applicable exercise price in the event of an Additional Issuance at a consideration per share below the conversion rate and applicable exercise price then in effect trigger the application of NASDAQ Marketplace Rule 4350(i)(1)(A) where stock may be issued to officers. Consequently, the Company has submitted this Proposal for shareholder approval.

Required Vote

     Approval by shareholders of this Proposal II requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock and Preferred A Stock, voting together as one class, present in person or represented by proxy at the Annual Meeting, provided a quorum is present.

Recommendation

     The Board of Directors believes that it is in the best interest of the Company that the shareholders authorize the Company to issue the Exchange Notes to the holders of the Bridge Notes in exchange for and upon cancellation of such Bridge Notes.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL II TO AUTHORIZE THE COMPANY TO ISSUE THE EXCHANGE NOTES IN EXCHANGE FOR THE BRIDGE NOTES ACQUIRED IN THE COMPANY'S BRIDGE FINANCING BY LENDERS WHICH INCLUDE CERTAIN OFFICERS OF THE COMPANY

                                  PROPOSAL III

               TO AMEND THE CERTIFICATE OF INCORPORATION TO REMOVE
               THE PROVISION FROM THE DESIGNATION OF THE SERIES A
                  PREFERRED STOCK RELATING TO THE PROXY GRANTED
                BY THE HOLDERS OF THE SERIES A PREFERRED STOCK IN
                    FAVOR OF CERTAIN OFFICERS OF THE COMPANY

     The Board of Directors of the Company has adopted a resolution declaring the advisability of, and submits to the shareholders for approval, a proposal to authorize an amendment to Section 4(a) of Paragraph 5 of the Certificate of Incorporation of the Company, substantially in the form of Exhibit A attached hereto, to remove the provision in the designation of the Preferred A Stock, relating to the proxy granted by holders of the Preferred A Stock which irrevocably constitutes Kevin J. Zugibe, the Company's Chairman and Chief Executive Officer, and Stephen P. Mandracchia, the Company's Vice President of Operations and Secretary (the "Hudson Officers"), and each of them, with full power to vote in the place and stead of the holders of the Preferred A Stock at all shareholder meetings, that number of the Company's voting shares of all classes held by the holders of the Preferred A Stock as shall exceed twenty-nine (29%) percent of the votes entitled to be cast by all shareholders of the Company (the "Proxy").

Reason for the Proposed Amendment

     As discussed herein above, the Company is in need of additional financing such as that contemplated in the Bridge Financing and the proposed Convertible Debt Financing in order to be able to support its operating activities prior to the end of 2002. Due, however, to the restrictions set forth in the Fleming Purchase Agreements with respect to the issuances or sales of convertible securities for per share consideration below the then-effective Conversion Price of the Preferred A Stock, based upon the Conversion Rate of the Convertible Notes to be offered in the Convertible Debt Financing and the conversion rate of the Exchange Notes to be issued in the Note Exchange, in each case calculated as of the Company's market price on the Record Date, the Company would not be able to proceed with the Convertible Debt Financing or the Note Exchange without the prior written consent of the Fleming Funds. The Fleming Funds, however, have agreed to consent to the Convertible Debt Financing and the Note Exchange. As consideration for, among other things, the consent of the Fleming Funds to the Convertible Debt Financing and the Note Exchange, the Company, at the request of the Fleming Funds, has agreed to amend its Certificate of Incorporation to remove the Proxy granted by the holders of the Preferred A Stock in favor of the Hudson Officers. Such amendment to its Certificate of Incorporation will be made by the Company regardless of whether it consummates the Bridge Financing or the proposed Convertible Debt Financing.

     Based on the Conversion Price of the Preferred A Stock as of the Record Date, the Fleming Funds may acquire approximately 49% of the outstanding Common Stock after conversion of the Preferred A Stock (and assuming no other conversion or exercise of outstanding options, warrants or other convertible securities). Because the Preferred A Stock votes together with the Common Stock as one class, the Fleming Funds would otherwise have approximately 49% of the voting power, thereby enabling the Fleming Funds to significantly influence the ultimate determination on matters presented for shareholder vote since, in most instances, shareholder approval is obtained upon the affirmative vote of a majority of the voting shares cast at the meeting of shareholders at which a quorum is present. The Proxy contained in the voting provision of the designation of the Preferred A Stock currently acts to transfer approximately twenty (20%) percent of the voting power held by the Fleming Funds to the officers and directors of the Company.

Necessity for Shareholder Approval

     Because the removal of the provision for the Proxy from the designation of the Preferred A Stock would result in the immediate increase in the percentage of votes entitled to be cast by the Fleming Funds from 29% to approximately 49% of all shares currently eligible to be cast by shareholders of the Company, the removal of the Proxy could be deemed to result in a change of control for NASDAQ purposes and, consequently, shareholder approval of such proposal would be required under NASDAQ's Marketplace Rule 4350.

     In addition to shareholder approval required for an amendment to the Certificate of Incorporation, NASDAQ Marketplace Rule 4350(i)(1)(B) requires that a company listed on NASDAQ obtain shareholder approval prior to the issuance of designated securities where the issuance or potential issuance will result in a change of control of the company. Although the removal of the provision providing for a Proxy granted by the holders of Preferred A Stock in favor of the Hudson Officers may not technically involve an "issuance" of securities, in essence the power to vote an aggregate of approximately 20% of the currently outstanding voting securities would be returned to the Fleming Funds, which would result in the Fleming Funds holding approximately 49% of the voting securities of the Company. As this could be deemed a change of control of the Company, the Company has submitted the proposal to amend the Certificate of Incorporation to remove the Proxy from the designation of the Preferred A Stock for shareholder approval.

Required Vote

     Approval by the shareholders of this amendment to the Company's Certificate of Incorporation will require the affirmative vote of a majority of shares of Common Stock and Preferred A Stock, voting together as one class, outstanding as of the Record Date.

     It is anticipated that, because the Fleming Funds, as sole holder of the Preferred A Stock, have a substantial interest in the amendment of the Certificate of Incorporation to remove the Proxy, NASDAQ will not allow the Preferred A Stock to be counted in determining shareholder approval required by Rule 4350(i)(1)(B) with respect to the potential change in control of the Company. Consequently, shareholder approval of this Proposal III for NASDAQ purposes will also require the affirmative vote of the majority of shares of Common Stock voted at the Annual Meeting, provided a quorum is present.

Recommendation

     The Board of Directors believes that it is in the best interests of the Company that the shareholders authorize the amendment to the Certificate of Incorporation to remove the provision providing for a proxy from the designation of the Preferred A Stock.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL III TO AUTHORIZE THE COMPANY TO AMEND ITS CERTIFICATE OF INCORPORATION TO REMOVE THE PROVISION IN THE DESIGNATION OF PREFERRED A STOCK PROVIDING FOR A PROXY IN FAVOR OF CERTAIN HUDSON OFFICERS.

                                   PROPOSAL IV

                    TO AMEND THE CERTIFICATE OF INCORPORATION
                   TO REMOVE THE CONVERSION PRICE RESTRICTION
              FROM THE DESIGNATION OF THE SERIES A PREFERRED STOCK

     The Board of Directors of the Company has adopted a resolution declaring the advisability of, and submits to the shareholders for approval, a proposal to authorize an amendment to Section 5(d)(ii) of paragraph 5 of the Company's Certificate of Incorporation, substantially in the form of Exhibit A attached hereto, to remove the provision in the designation of Preferred A Stock that establishes a Conversion Price Floor of not less than $1.78 per common share (the weighted average market price of the Common Stock of the Company at the time the Preferred A Stock was issued) with respect to the adjustment of the Conversion Price of the Preferred A Stock in the event of an Additional Issuance by the Company for consideration per share less than the Conversion Price in effect immediately prior to such Additional Issuance by the Company.

Reason for the Proposed Amendment

     As discussed herein above, the Company is in need of additional financing such as that contemplated by the Bridge Financing and the proposed Convertible Debt Financing in order to be able to support its operating activities prior to the end of 2002. Due, however, to the restrictions set forth in the Fleming Purchase Agreements with respect to the issuances or sales of convertible securities for per share consideration below the Conversion Price then in effect, based upon the Conversion Rate of the Notes to be offered in the Convertible Debt Financing and the conversion rate of the Exchange Notes to be issued in the Note Exchange, in each case calculated as of the Company's market price on the Record Date, the Company would not be able to proceed with the Convertible Debt Financing or the Note Exchange without the prior written consent of the Fleming Funds. The Fleming Funds, however, have agreed to consent to the Convertible Debt Financing and the Note Exchange. As consideration for, among other things, the consent of the Fleming Funds to the Convertible Debt Financing and the Note Exchange, the Company, at the request of the Fleming Funds, has agreed to amend its Certificate of Incorporation to remove the Conversion Price Floor from the designation of the Preferred A Stock. Such amendment to its Certificate of Incorporation will be made regardless of whether the Company consummates the Bridge Financing or the proposed Convertible Debt Financing.

     The Company is subject to NASDAQ Marketplace Rule 4351 which restricts the disparate reduction or restriction of the voting rights of existing shareholders of common stock registered under Section 12 of the Securities Exchange Act of 1934, through any corporate action or issuance. The holders of the Preferred A Stock vote together with the Common Stock as one class based upon the number of shares of Common Stock into which the Preferred A Stock is convertible at the Conversion Price then in effect. Following the removal of the Conversion Price Floor, the Conversion Price, upon an event causing a subsequent downward adjustment as discussed more fully below in the section entitled "Necessity for Shareholder Approval," could be adjusted to a price well below the Conversion Price Floor. The number of shares of Common Stock into which the Preferred A Stock is convertible would increase as would the votes held by the holders of Preferred A Stock. As NASDAQ would most likely view the resulting unlimited downward adjustment of the Preferred A Stock as a disparate reduction or restriction to the holders of the Company's Common Stock, the Company will maintain a floor on the Conversion Price of the Preferred A Stock solely as it relates to the voting rights of such shares. Consequently, for calculating the number of shares of Common Stock into which a share of Preferred A Stock is convertible for purposes of determining the votes held by such share of Preferred A Stock, the Conversion Price shall be the higher of (a) the Conversion Price then in effect, or (b) $1.78.

Necessity For Shareholder Approval

     In addition to shareholder approval for an amendment to the Certificate of Incorporation to remove the Conversion Price Floor, NASD Marketplace Rule 4350(i)(1)(D)(ii) requires that a company listed on NASDAQ obtain shareholder approval prior to a transaction (other than a public offering) involving the issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before such issuance for less than the greater of book or market value of the stock.

     The removal of the Conversion Price Floor would allow for the downward adjustment of the Conversion Price of the Preferred A Stock to a price below the Conversion Price Floor. The Conversion Price Floor is in place because the initial issuance of the Preferred A Stock was in excess of 20% of the outstanding shares of Common Stock at that time and the Conversion Price Floor was the weighted average market price of the Common Stock at the time the Preferred A Stock was issued (the "Preferred Stock Market Price"). As the Company believed that shareholder approval for the initial issuance of the Preferred A Stock was not deemed to be required, the Company did not obtain shareholder approval for such initial issuance of the Preferred A Stock. The removal of the Conversion Price Floor, however, could permit the Conversion Price to fall below the Preferred Share Market Price upon the occurrence of an event including, without limitation (i) the payment by the Company of a dividend in shares of its Common Stock, (ii) the subdivision by the Company of its outstanding Common Stock, (iii) the distribution by the Company of its assets (other than cash dividends paid out of earnings in the ordinary course of business), or (iv) upon the issuance by the Company of Common Stock or securities convertible into or exchangeable for shares of Common Stock at a per share consideration below the then-effective Conversion Price. As the removal of the Conversion Price Floor may be deemed an issuance or potential issuance of Common Stock equal to 20% or more of the Common Stock outstanding before the issuance of the Preferred A Stock for less than the greater of book or market value of the Common Stock at such issuance, the proposal to amend the Company's Certificate of Incorporation to remove the Conversion Price Floor from the designation of the Preferred A Stock has been submitted for shareholder approval.

     The Fleming Funds have agreed to waive the anti-dilution adjustment of the Conversion Price of the Preferred A Stock with respect to the issuance of the Convertible Notes and the Exchange Notes, in each case at a conversion rate below the Conversion Price of the Preferred A Stock at the time of issuance. Such waiver, however, will not cover anti-dilution adjustment to the Conversion Price of the Preferred A Stock resulting from the conversion of the Convertible Notes or the Exchange Notes for the underlying shares of Common Stock. The Fleming Funds have also agreed to waive the anti-dilution adjustment of the Conversion Price of the Preferred A Stock with respect to the Company's obligation to issue the Convertible Note Warrants and the Exchange Note Warrants, such waiver to be in effect up to, but not including, the exercise of such warrants.

     To the extent that the Convertible Notes, Exchange Notes and Preferred A Stock are converted, and the Convertible Note Warrants and Exchange Note Warrants are exercised, in each case for shares of Common Stock, the interests of the Company's existing shareholders will be diluted. Moreover, the conversion rate of the Convertible Notes and Exchange Notes and the exercise price of the Convertible Note Warrants and Exchange Note Warrants will provide for, and the Conversion Price of the Preferred A Stock currently provides for, anti-dilution adjustment of their respective conversion rate or exercise price in the event of an Additional Issuance for per share consideration below the then-effective conversion rate or exercise price, as the case may be. In such case, the conversion rate of the Convertible Notes, Exchange Notes and Preferred A Stock and the exercise price of the Convertible Note Warrants and Exchange Note Warrants would be adjusted to such lower prices, resulting in a proportionate increase in the number of shares of Common Stock issuable upon conversion or exercise, as the case may be of such securities, further diluting the interests of the Company's existing shareholders. As a result of the foregoing anti-dilution features, the holders of the Convertible Notes, Exchange Notes and Warrants will have, and the holders of the Preferred A Stock currently have, protection of their prospective percentage interest in the Company upon the occurrence of certain subsequent diluting events. Existing shareholders of the Company do not have such protection and, therefore, would experience dilution to their respective percentage interest in the Company upon a subsequent diluting event.

     The potential for the issuance of additional shares of Common Stock resulting from such anti-dilution protection coupled with the conversion feature of the Convertible Notes, Exchange Notes, Preferred A Stock and the exchange feature of the Convertible Note Warrants and Exchange Note Warrants, as the case may be, could create downward pressure on the market price of the Company's Common Stock, increasing the possibility that an Additional Issuance by the Company would be for consideration below the then-effective conversion rates and/or exercise prices of the Convertible Notes, Exchange Notes, Preferred A Stock, Convertible Note Warrants and Exchange Note Warrants, in which case such issuance would trigger such anti-dilution adjustment. To the extent that the Convertible Notes, Exchange Notes and Preferred A Stock are converted, and the Convertible Note Warrants and Exchange Note Warrants are exercised, the increase in the shares of Common Stock issued resulting from such anti-dilution adjustment would, in addition to the dilutive effect to the percentage interest of the existing shareholders, negatively impact the per share book value of the Company and could impair the Company's ability to raise additional capital through the sale of equity securities.

Required Vote

     Approval by the shareholders of an amendment to the Certificate of Incorporation will require the affirmative vote of a majority of shares of Common Stock and Preferred A Stock, voting together as one class, outstanding as of the Record Date.

     It is anticipated that, because the Fleming Funds, as sole holder of the Preferred A Stock, have a substantial interest in the amendment of the Certificate of Incorporation to remove the Conversion Price Restriction, NASDAQ will not allow the Preferred A Stock to be counted in determining shareholder approval required by Rule 4350(i)(1)(D)(ii) with respect to the potential issuance of in excess of 20% of the outstanding common stock below the greater of book or market value. Consequently, shareholder approval of this Proposal IV for NASDAQ purposes will also require the affirmative vote of the majority of shares of Common Stock voted at the Annual Meeting, provided a quorum is present.

Recommendation

     The Board of Directors believes that it is in the best interests of the Company that the shareholders authorize the amendment to the Certificate of Incorporation to remove the Conversion Price Restriction from the designation of the Preferred A Stock.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL IV TO AUTHORIZE THE COMPANY TO AMEND ITS CERTIFICATE OF INCORPORATION TO REMOVE THE CONVERSION PRICE RESTRICTION FROM THE DESIGNATION OF PREFERRED A STOCK.

                                   PROPOSAL V

                       TO AUTHORIZE THE BOARD OF DIRECTORS
               TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
                 TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
            COMMON STOCK FROM 20,000,000 SHARES TO 50,000,000 SHARES

     The Board of Directors has adopted a resolution approving and recommending to the Company's shareholders, for their approval, the authorization for the Board, in its discretion, to amend the Certificate of Incorporation of the Company, substantially in the form of Exhibit A attached hereto, to provide for an increase in the authorized number of shares of Common Stock of the Company from 20,000,000 shares to 50,000,000 shares.

     As of the Record Date there were 5,165,020 shares of the Company's Common Stock issued and outstanding and options, warrants and other convertible securities outstanding (whether or not currently exercisable), other than the Preferred A Stock, to acquire approximately 2,165,229 shares of Common Stock. In addition, as of the Record Date, an aggregate of 116,629 Preferred A Stock were issued and outstanding, which if converted in full, together with any accrued dividends thereon, based upon the current Conversion Price would result in the issuance of an aggregate of approximately 4,910,695 shares of Common Stock. Other than the holders of the Preferred A Stock, the holders of outstanding options, warrants and other convertible securities of the Company (whether or not currently exercisable) as of the Record Date are not deemed to be shareholders of the Company and, consequently will not be entitled to vote at the Annual Meeting for the Proposals set forth in this Proxy Statement. If the shareholders approve Proposal I above authorizing the Company to enter into the Convertible Debt Financing and Proposal II authorizing the Company to issue the Exchange Notes, the Convertible Notes and Exchange Notes to be issued by the Company will be eligible for immediate conversion into shares of Common Stock based upon the average of the closing price of the Company's Common Stock as reported on the NASDAQ SmallCap Market for the five business days prior to the closing date of the Convertible Debt Financing or the Note Exchange (to the extent that the Convertible Debt Financing is not approved by the shareholders at the Annual Meeting). The Convertible Notes and Exchange Notes to be issued by the Company as well as the Preferred A Stock, to the extent that the shareholders approve Proposal IV above authorizing the Company to amend its Certificate of Incorporation to remove the Conversion Price Floor from the designation of the Preferred A Stock, will each provide for full adjustment of their respective conversion rate in the event of an Additional Issuance by the Company at a per share price below their respective conversion rate then in effect. In such cases, the number of shares of Common Stock issuable upon conversion of the Convertible Notes, the Exchange Notes and the Preferred A Stock will be proportionately increased.

     Finally, the Company is contemplating a proposed public offering (the "Public Rights Offering") that will give holders of its Common Stock the right (the "Stock Purchase Rights") to purchase additional shares of Common Stock based upon a ratio of Stock Purchase Rights to outstanding shares of Common Stock to be determined by the Company. The Company anticipates the aggregate proceeds of such Public Rights Offering, which proceeds may include the application of the outstanding principal and accrued interest of the Convertible Notes and the Exchange Notes, to be within a range of $2,000,000 to $5,000,000 with the exercise price of the Stock Purchase Rights to be offered at a discount to market at a price to be determined by the Company.

Reason for the Proposed Amendment

     The Company believes that, in addition to the authorized but unissued shares reserved for issuance in the event of the exercise and/or conversion, as the case may be, of currently outstanding options and warrants as well as options available for future grant under the Company's stock option plans, it would have sufficient authorized shares of Common Stock to cover the conversion of the currently outstanding Preferred A Stock at the Conversion Price currently in effect, the conversion of the Convertible Notes and Exchange Notes contemplated to be issued in the Convertible Debt Financing and Note Exchange, respectively at a conversion rate based upon the market price of its Common Stock as of the Record Date and the exercise of Stock Purchase Rights issued at the high end of the range in the proposed Public Rights Offering. The Company, however, may not have a sufficient number of shares of authorized Common Stock to issue in the event of the conversion or exercise of the Convertible Notes, the Exchange Notes and/or the Preferred A Stock, or for other purposes, subsequent to a downward adjustment of the respective conversion rate of the Convertible Notes, Exchange Notes and Preferred A Stock.

     The additional authorized but unissued shares of Common Stock may also be available to, among other things, raise capital in the future, finance future acquisitions, retire debt or compensate employees. Although such additional authorized shares may be used for anti-takeover purposes, the Company does not anticipate such use in the immediate future. Additionally, the Company currently has no plans, arrangements or understandings regarding future issuances of Common Stock except in connection with the Company's stock option plans, the Preferred A Stock and, to the extent that Proposals I and II authorizing the Convertible Debt Financing and Note Exchange are approved by the shareholders, the Convertible Notes and Convertible Note Warrants and the Exchange Notes and the Exchange Note Warrants. The Company, however is contemplating the Public Rights Offering discussed above.

     Once authorized, the additional shares of Common Stock may be issued with approval of the Board of Directors but without further approval of the shareholders unless shareholder approval is required by applicable law, rule or regulation. Accordingly, this solicitation may be the only opportunity for the Company's shareholders to approve certain financings, acquisitions, benefit plans, recapitalizations and other corporate transactions to be undertaken by the Company.

     None of the Common Stock of the Company has any preemptive rights. The Preferred A Stock, in order to enable the holders thereof to maintain their fully diluted percentage ownership of the Company, has preemptive rights to purchase capital stock issued by the Company, including warrants or securities convertible into capital stock, except for (a) pro rata dividends issued to all holders of the Common Stock, (b) stock issued to employees, officers and directors in connection with stock options or incentive plans approved by the Board of Directors, (c) stock issued in connection with any merger, acquisition or business combination, or (d) stock issued for consideration aggregating less than $500,000 in any single transaction provided that all such transactions, in the aggregate, do not exceed $1,000,000. Such preemptive rights terminate upon the conversion or redemption of the Preferred A Stock, as the case may be.

Required Vote

     To be approved by the shareholders, this Proposal V requires the affirmative vote of a majority of shares of Common Stock and Preferred A Stock, voting together as one class, outstanding as of the Record Date.

Recommendation

     The Board of Directors believes that it is in the best interests of the Company that the shareholders authorize the Board of Directors, in their discretion, to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 shares to 50,000,000 shares.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL V TO AUTHORIZE THE BOARD OF DIRECTORS, IN THEIR DISCRETION, TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 SHARES TO 50,000,000 SHARES.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     BDO Seidman, LLP has audited and reported upon the consolidated financial statements of the Company for Fiscal 2001 and has been selected by the Board of Directors to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 2002. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for Fiscal 2001 and the reviews of the financial statements included in the Company's Form 10-QSB's for Fiscal 2001 totaled $91,536.

Financial Information Systems Design And Implementation Fees

     There were no fees billed to the Company by BDO Seidman, LLP for professional services related to financial information systems design and implementation by BDO Seidman, LLP for Fiscal 2001.

All Other Fees

     There were no fees billed for services rendered by BDO Seidman, LLP, other than for audit and information technology services, described in the preceding two paragraphs.

                              SHAREHOLDER PROPOSALS


     Shareholders who wish to present proposals appropriate for consideration at the next Annual Meeting of Shareholders must submit the proposal in proper form and in satisfaction of the conditions established by the Securities and Exchange Commission, to the Company at its address set forth on the first page of this proxy statement not later than July 24, 2003 to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

     After the July 24, 2003 deadline, a shareholder may present a proposal at the Company's next Annual Meeting if it is submitted to the Company's Secretary at the address set forth above no later than October 7, 2003. If timely submitted, the shareholder may present the proposal at the next Annual Meeting but the Company is not obligated to include the proposal in its proxy statement.

                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2001 IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT. A COPY OF SUCH ANNUAL REPORT ON FROM 10-KSB IS BEING FURNISHED HEREWITH TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE.


     THE COMPANY'S QUARTERLY REPORT ON FROM 10-QSB FOR THE QUARTER ENDED SSEPTEMBER 30, 2002 IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT. A COPY OF SUCH QUARTERLY REPORT ON FORM 10-QSB IS BEING FURNISHED HEREWITH TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2001 AND QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTER ENDED SEPTEMBER 30, 2002 ARE ALSO AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT THE ADDRESS SET FORTH BELOW. EXHIBITS TO THE ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED FOR A NOMINAL CHARGE TO SHAREHOLDERS WHO MAKE A WRITTEN REQUEST TO THE COMPANY AT THE FOLLOWING ADDRESS:


                            HUDSON TECHNOLOGIES, INC.
                            275 NORTH MIDDLETOWN ROAD
                           PEARL RIVER, NEW YORK 10965
                  ATTENTION: STEPHEN P. MANDRACCHIA, SECRETARY

     The Board is not aware of any other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy included herewith to vote such proxy in accordance with their judgment.

                                             By Order of the Board of Directors,


                                             Kevin J. Zugibe, P.E.
                                             Chairman of the Board
                                             and Chief Executive Officer

November __, 2002

PRELIMINARY COPIES
                            HUDSON TECHNOLOGIES, INC.
                            275 North Middletown Road
                           Pearl River, New York 10965


      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 20, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints KEVIN J. ZUGIBE and STEPHEN P. MANDRACCHIA, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the "Company") on Friday, December 20, 2002, at the Pearl River Hilton, 500 Veterans Memorial Highway, Pearl River, New York 10965 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:



1. ELECTION OF DIRECTORS:
   |_| FOR all nominees listed below    |_| WITHHOLD AUTHORITY (except as marked
       to the contrary below).              to vote for all nominees listed
                                            below.

   Kevin J. Zugibe, Dominic J. Monetta, Harry C. Schell and Robert M. Zech.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

--------------------------------------------------------------------------------
                                    (Continued and to be signed on reverse side)

2. Authorization for the Company to engage in a Convertible Debt Financing with lenders which are expected to include certain officers of the Company.

          |_| For            |_| Against                 |_| Abstain

3. Authorization for the Company to issue Exchange Notes (which will be identical in terms to the convertible notes to be issued in the Convertible Debt Financing), in exchange for Bridge Notes acquired by lenders in the Company's Bridge Financing which lenders include certain officers of the Company.

          |_| For            |_| Against                 |_| Abstain

4. Approval of an amendment to the Company's Certificate of Incorporation to remove the provision in the designation of the Series A Preferred A Stock relating to a proxy granted by the holders of the Series A Preferred Stock in favor of certain officers of the Company.

          |_| For            |_| Against                 |_| Abstain

5. Approval of an amendment to the Company's Certificate of Incorporation to remove the Conversion Price Floor from the designation of the Series A Preferred Stock.

          |_| For            |_| Against                 |_| Abstain

6. Approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock.

          |_| For            |_| Against                 |_| Abstain

7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.

                                        DATED:___________, 2002

                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


-------------------------------------
Signature


-------------------------------------
Signature if held jointly

     Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

                                    EXHIBIT A

                              FORM OF AMENDMENT TO

                        THE CERTIFICATE OF INCORPORATION

     The first paragraph of Article 5 of the Certificate of Incorporation, which refers to the authorized shares of the corporation, is hereby amended to read as follows:

          "(5). The total number of shares of capital stock which the Company shall have authority to issue is Fifty-Five Million (55,000,000) shares, of which Fifty Million (50,000,000) shares shall be Common Stock, par value $.01 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $.01 per share."

     The Certificate of Incorporation is amended as authorized by Section 801 of the Business Corporation Law to change the provisions of the Series A Preferred Stock relating to Voting and to adjustment of the Conversion Price.

     To effectuate the foregoing:

               (a) Section 4(a) is deleted in its entirety and a new Section 4(a) is hereby inserted in lieu and instead thereof to read as follows:

                    "(a) General. In addition to any voting rights provided in the Corporation's Certificate of Incorporation or by law, the Series A Preferred Stock shall vote together with the Common Stock as a single class on all actions to be voted on by the stockholders of the Corporation. Each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Preferred Stock is then convertible; provided, however, that, notwithstanding any other provision to the contrary herein, as the same relates solely to the voting rights of the Series A Preferred Stock as set forth in this Section 4, in determining the number of votes per share of Series A Preferred Stock, the Conversion Price shall be the higher of (a) the Conversion Price then in effect, or (b) $1.78. The holders of Series A Preferred Stock shall be entitled to notice of any stockholder's meeting in accordance with the By-Laws of the Corporation."

               (b) Section 5(d)(ii) is deleted in its entirety and a new Section 5(d)(ii) is hereby inserted in lieu and instead thereof to read as follows:

                    "(ii) Issuance of Additional Shares of Stock. If the
               Corporation shall (except as hereinafter provided) issue or sell Additional Shares of Stock in exchange for consideration in an amount per Additional Share of Stock less than the Conversion Price in effect immediately prior to such issuance or sale of Additional Shares of Stock, then the Conversion Price as to the Common Stock into which the Series A Preferred Stock is convertible immediately prior to such adjustment shall be adjusted to equal the consideration paid per Additional Share of Stock. The provisions of this Section 5(d)(ii) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 5(d)(i) or which are dividends or distributions received by the holders of the Series A Preferred Stock pursuant to Section 2(b) hereof."